UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2017 (November 13, 2017)

GameStop Corp.
(Exact name of Registrant as specified in its charter)

Delaware	1-32637	20-2733559
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

625 Westport Parkway, Grapevine, TX 76051
(817) 424-2000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 13, 2017, the Board of Directors (the “Board”) of GameStop Corp. (the “Company”) appointed Daniel A. DeMatteo, interim Chief Executive Officer of the Company. The appointment is effective immediately and follows a medical event experienced by the Company’s Chief Executive Officer and director, J. Paul Raines. As interim chief executive officer, Mr. DeMatteo will continue to serve as the Executive Chairman and a director of the Company.
At this time, changes to Mr. DeMatteo’s compensation arrangements with the Company have not been determined. The Company will file an amendment to this Form 8-K when such arrangements have been determined.
Mr. DeMatteo has served as a director and Executive Chairman since June 2010. He served as our Chief Executive Officer from August 2008 to June 2010. He served as Vice Chairman and Chief Operating Officer from March 2005 to August 2008. Prior to March 2005, Mr. DeMatteo served as President and Chief Operating Officer of the Company or our predecessor companies since November 1996. Mr. DeMatteo is not related to any officer or director of the Company, and there are no transactions or relationships between Mr. DeMatteo and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Item 8.01 Other Events.

On November 14, 2017, the Company issued a press release announcing the leadership changes described above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)        Exhibits.

99.1        Press Release issued by GameStop Corp., dated November 14, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESTOP CORP.
(Registrant)

Date: November 14, 2017	By:	/s/ ROBERT A. LLOYD
Name: Robert A. Lloyd Title: Executive Vice President and Chief Financial Officer

GAMESTOP CORP.

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued by GameStop Corp., November 14, 2017